Fine Host Corporation



                                  $175,000,000

                   5% Convertible Subordinated Notes Due 2004

                               Purchase Agreement

                                October 21, 1997





                          Donaldson, Lufkin & Jenrette
                             Securities Corporation

                             NationsBanc Montgomery
                                Securities, Inc.

                                Smith Barney Inc.

                               Piper Jaffray Inc.

                                  $175,000,000



                   5% Convertible Subordinated Notes due 2004

                            of Fine Host Corporation

                               PURCHASE AGREEMENT


                                                                October 21, 1997


Donaldson, Lufkin & Jenrette Securities Corporation
NationsBanc Montgomery Securities, Inc.
Smith Barney Inc.
Piper Jaffray Inc.
         c/o Donaldson, Lufkin & Jenrette
           Securities Corporation
         277 Park Avenue
         New York, New York  10005

Dear Sirs:

                  Fine Host Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), NationsBanc Montgomery Securities, Inc., Smith Barney Inc., and Piper Jaffray Inc. (each, an "Initial Purchaser" and, collectively, the "Initial Purchasers") an aggregate of $175,000,000 in principal amount of its 5% Convertible Subordinated Notes due 2004 (the "Initial Notes"), subject to the terms and conditions set forth herein. The Company also proposes to issue and sell to the Initial Purchasers not more than an additional aggregate $25,000,000 in principal amount of its 5% Convertible Subordinated Notes due 2004 (the "Additional Notes" and, together with the Initial Notes, the "Notes"), subject to the terms and conditions set forth herein. The Notes are to be issued pursuant to the provisions of an indenture (the "Indenture"), to be dated as of the Closing Date (as defined below), between the Company and The Bank of New York, as trustee (the "Trustee"). The Notes will be convertible into shares of the common stock, par value $0.01 per share, of the Company (the "Common Stock") at an initial conversion rate, subject to adjustment, set forth in the Indenture. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

                    The Notes will be offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Company has prepared a preliminary offering memorandum, dated October 10, 1997 (the "Preliminary Offering Memorandum") and a final offering memorandum, dated October 21, 1997 (the "Offering Memorandum"), relating to the Notes.

                  Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Notes (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:

                  "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT)(A "QIB"), (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI"), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND
         (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

                    (a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company, the principal amounts of Initial Notes set forth opposite the name of such Initial Purchaser on Schedule A hereto at a purchase price equal to 97% of the principal amount thereof (the "Purchase Price"). The Purchase Price shall not include interest accrued on the Initial Notes during the period, if any, from the date of original issuance of the Notes to and including the Closing Date.

                    (b) On the basis of the representations, warranties and covenants in this Agreement, and subject to the terms and conditions contained herein, the Company hereby grants to the Initial Purchasers the right to purchase at the Initial Purchasers' election on the Option Closing Date (as defined below) up to $25,000,000 in aggregate principal amount of Additional Notes. Additional Notes may be purchased by the Initial Purchasers solely for the purpose of covering over-allotments made in connection with the sale of the Initial Notes. The Initial Purchasers may exercise their right to purchase Additional Notes in whole or in part from time to time by giving written notice thereof (each, an "Exercise Notice") to the Company at any time on one or more occasions within 30 days after the date of this Agreement. DLJ shall give any such Exercise Notice on behalf of the Initial Purchasers and such notice shall specify the aggregate principal amount of Additional Notes to be purchased pursuant to such exercise and the date for payment and delivery thereof. The date specified in any such notice (the "Option Closing Date") shall be a business day (i) no earlier than the Closing Date, (ii) no later than ten business days after such notice has been given and (iii) no earlier than two business days after such notice has been given. If any Additional Notes are to be purchased, each Initial Purchaser, severally and not jointly, agrees to purchase from the Company the number of Additional Notes which bears the same proportion to the total number of Additional Notes to be purchased from the Company as the number of Initial Notes set forth opposite the name of such Initial Purchaser in Schedule A bears to the total number of Initial Notes at the purchase price set forth in Section 2(a) hereof. The purchase price for Additional Notes shall not include interest accrued on the Additional Notes during the period from the date of original issuance of Notes to and including the Option Closing Date.
                    The Initial Purchasers have advised the Company that the Initial Purchasers will make offers (the "Exempt Resales") of the Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs"), (ii) not more than ten other institutional "accredited investors," as defined in Rule 501(a) (1), (2), (3) or (7) under the Act, that make certain representations and agreements to the Company (each, an "Accredited Institution"), and (iii) to persons permitted to purchase the Notes in offshore transactions in reliance upon Regulation S under the Act (each, a "Regulation S Purchaser") (such persons specified in clauses (i), (ii) and (iii) being referred to herein as the "Eligible Purchasers"). The Initial Purchasers will offer the Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

                  Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated the Closing Date, in substantially the form of Exhibit A hereto, for so long as such Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission") a shelf registration statement pursuant to Rule 415 under the Act (the "Registration Statement") relating to the resale by certain holders of the Notes and to use its best efforts to cause such Registration Statement to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement. This Agreement, the Indenture, the Notes and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."

                  4.       Delivery and Payment.

                    (a) Delivery of, and payment of the Purchase Price for, the Initial Notes shall be made at the offices of Latham & Watkins or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m. New York City time, on October 27, 1997 or at such other time as shall be agreed upon by the Initial Purchasers and the Company. The time and date of such delivery and the payment are herein called the "Closing Date."


                    (b) Notes sold by the Initial Purchasers to QIBs and pursuant to Regulations S will be represented by one or more Notes in definitive global form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Notes sold to such QIBs and pursuant to Regulations S (collectively, the "Global Notes"). Notes sold by the Initial Purchasers to Accredited Institutions will be represented by one or more Notes in definitive form, registered in the name of such Accredited Institutions, having an aggregate principal amount corresponding to the aggregate principal amount of the Notes sold to such Accredited Institutions (collectively, the "Accredited Institution Notes"). The Global Notes and the Accredited Institution Notes shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct) in each case with any transfer taxes thereon duly paid by the Company against payment by the Initial Purchasers of the Purchase Price thereof by wire transfer in same day funds to the order of the Company. The Global Notes and the Accredited Institution Notes shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

                    (c) On any Option Closing Date, the Company shall deliver to the Initial Purchasers, and the obligations of the Initial Purchasers to purchase the Additional Notes shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 9 hereof.

                   The Company hereby agrees with the Initial Purchasers as follows:

                    (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Notes for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 5(c) below that would result in the Offering Memorandum including an untrue statement of a material fact or omitting to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                    (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Company as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request for the time period specified in Section 5(c). Subject to the Initial Purchasers' compliance with its representations and warranties and agreements set forth in
Section 7 hereof, the Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

                    (c) During such period as in the opinion of counsel for the Initial Purchasers an Offering Memorandum is required by law to be delivered in connection with Exempt Resales by the Initial Purchasers and in connection with market-making activities of the Initial Purchasers for so long as any Notes are outstanding, (i) not to make any amendment or supplement to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which the Initial Purchasers shall reasonably object after being so advised (except to the extent any amendment or supplement to which the Initial Purchasers shall have objected is necessary in the opinion of counsel to the Company to make the statements therein not misleading) and (ii) to prepare promptly upon the Initial Purchasers' reasonable request, any amendment or supplement to the Offering Memorandum which may be necessary or advisable in connection with such Exempt Resales or such market-making activities (except to the extent any amendment or supplement would in the opinion of counsel to the Company make the statements therein misleading).

                    (d) If, during the period referred to in Section 5(c) above, any event shall occur or condition shall exist as a result of which, in the opinion of counsel to the Initial Purchasers, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if, in the opinion of counsel to the
Initial Purchasers, it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law, forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading or so that such Offering
Memorandum will comply with applicable law (except in each case to the extent any amendment or supplement would in the opinion of counsel to the Company make the statements therein misleading), and to furnish to the Initial Purchasers and such other persons as the Initial Purchasers may designate such number of copies thereof as the Initial Purchasers may reasonably request.

                    (e) Prior to the sale of all Notes pursuant to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the registration or qualification of the Notes for offer and sale to the Initial Purchasers and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to continue such registration or qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation in any jurisdiction in which it is not now so subject.

                    (f) So long as the Notes are outstanding, (i) to mail and make generally available as soon as practicable after the end of each fiscal year to the record holders of the Notes a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by the Company's independent public accountants and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

                    (g) So long as the Notes are outstanding, to furnish to the Initial Purchasers as soon as available copies of all reports or other communications furnished by the Company to its security holders or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and/or its subsidiaries as the Initial Purchasers may reasonably request.

                    (h) So long as any of the Notes remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available to any holder of Notes in connection with any sale thereof and any prospective purchaser of such Notes from such holder, the information ("Rule 144A Information") required by Rule 144A(d)(4) under the Act.

                    (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Company and accountants of the Company in connection with the sale and delivery of the Notes to the Initial Purchasers and pursuant to Exempt Resales, and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and all amendments and supplements to any of the foregoing (including financial statements), including the mailing and delivering of copies thereof to the Initial Purchasers and persons designated by it in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Notes to the Initial Purchasers and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Notes, (iv) all expenses in connection with the registration or qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Initial Purchasers in connection with such registration or qualification and memoranda relating thereto), (v) all expenses and listing fees in connection with the application for quotation of the Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL"), (vi) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture and the Notes, (vii) the costs and charges of any transfer agent, registrar and/or depository (including DTC), (viii) any fees charged by rating agencies for the rating of the Notes, (ix) all costs and expenses of the Registration Statement as set forth in the Registration Rights Agreement, and
(x) and all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section, it being understood that the fees and expenses of counsel to the Initial Purchasers (other than Blue Sky fees and expenses) shall be borne by the Initial Purchasers.

                    (j) To use its best efforts to effect the inclusion of the Notes in PORTAL and to maintain the listing of the Notes on PORTAL for so long as any Notes outstanding are not registered under the Act.

                    (k) To obtain the approval of DTC for "book-entry" transfer of the Notes, and to comply in all material respects with all of its agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

                    (l) Not to issue, sell, contract to sell or otherwise dispose of any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, for a period of 90 days following the date of this Agreement, without the prior written consent of DLJ on behalf of the Initial Purchasers; provided that the Company may issue Common Stock upon the exercise of (i) the Notes, (ii) outstanding stock options or warrants or (iii) stock options issued pursuant to existing stock option plans and employee benefit plans.

                    (m) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Notes to the Initial Purchasers or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Notes under the Act.

                    (n) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes.

                    (o) To use its best efforts to do and perform in all material respects all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy in all material respects all conditions precedent to the delivery of the Notes.

                    6.   Representations,   Warranties  and  Agreements  of  the
Company. As of the date hereof, the Company represents and warrants to, and agrees with, the Initial Purchasers that:

                    (a) The Offering Memorandum does not, and any supplement or amendment thereto will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Offering Memorandum (or any supplement or amendment thereto) based upon information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

                    (b) The Company's Significant Subsidiaries, as defined under
Rule 1-02 of  Regulation  S-X (the  "Significant  Subsidiaries")  are  listed in
Schedule B hereto. The Company and each of its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with full power and authority (corporate and other) to own and lease their properties and conduct their respective businesses as described in the Offering Memorandum, except as would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"); the Company owns all of the outstanding capital stock of its subsidiaries free and clear of all claims, liens, charges and encumbrances; the Company and each of its subsidiaries are in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of their respective businesses, all of which are valid and in full force and effect except where the failure to possess or be operating in compliance with such authorizations, licenses, permits, consents, certificates or orders would not have a Material Adverse Effect; the Company and each of its subsidiaries are duly qualified to do business and in good standing as foreign corporations in each jurisdiction in which the ownership or leasing of properties or the conduct of their respective businesses requires such qualification, except for jurisdictions in which the failure to so qualify would not have a Material Adverse Effect; and, to the knowledge of the Company, no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

                    (c) The Company has an authorized  and  outstanding  capital stock as set forth under the heading "Capitalization" in the Offering Memorandum; the issued and outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not be issued in violation of any preemptive rights or other rights to subscribe for or purchase securities or subject to any such rights, and conform in all material respects to the description thereof contained in the Offering
Memorandum. All issued and outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in or contemplated by the Offering Memorandum and the financial statements of the Company, and the related notes thereto, included in the Offering Memorandum, neither the Company nor any subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Offering Memorandum accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

                    (d) This Agreement has been duly authorized, executed and delivered by the Company.

                    (e) The Indenture has been duly authorized by the Company and, on the Closing Date, will have been validly executed and delivered by the Company. Assuming the due authorization, valid execution and delivery by the Trustee, when the Indenture has been duly executed and delivered by the Company, the Indenture will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder except that the Indenture will not be so qualified.

                    (f) The Notes have been duly authorized and, on the Closing Date, will have been validly executed and delivered by the Company. When the Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, the Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Notes will conform in all material respects to the description thereof contained in the Offering Memorandum.

                    (g) The Registration Rights Agreement has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company. Assuming the due authorization, valid execution and delivery by each of the Initial Purchasers, when the Registration Rights Agreement has been duly executed and delivered by the Company, the Registration Rights Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Registration Rights Agreement will conform in all material respects to the description thereof in the Offering Memorandum.

                    (h) The shares of Common Stock initially to be issued by the Company upon conversion of the Notes have been duly authorized and reserved for issuance upon such conversion and, when issued, delivered and paid for upon such conversion in the manner set forth in the Indenture, will be duly authorized, validly issued, fully paid and nonassessable, and will conform in all material respects to the description thereof contained in the Offering Memorandum. No preemptive rights or other rights to subscribe for or purchase any security of the Company exist with respect to the issuance and sale of the Common Stock by the Company pursuant to the Indenture (other than those which have been waived). No stockholder of the Company has any right to require the Company to register the sale of any shares owned by such stockholder under the Act in the shelf registration statement contemplated by the Registration Rights Agreement that will not have been irrevocably waived prior to such registration. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Common Stock upon conversion of the Notes as contemplated in the Indenture.

                    (i) The making and performance of this Agreement and the other Operative Documents by the Company, compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein will not violate any provision of the certificate of incorporation or bylaws, or other organizational documents, of the Company or any of its subsidiaries, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of its respective properties may be bound or affected, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its subsidiaries or any of their respective properties except for such conflicts, breaches or violations or defaults which would not have a Material Adverse Effect. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with (i) the Act and the Blue Sky laws applicable to the private offering of the Notes by the Initial Purchasers and
(ii) the Exchange Act and the TIA as applicable to the shelf registration statement filed pursuant to the Registration Rights Agreement.

                    (j) Except as disclosed in the Offering Memorandum, and except as to defaults which individually or in the aggregate would not be material to the Company and its subsidiaries taken as a whole, neither the Company nor any of its subsidiaries is in violation or default of any provision of its certificate of incorporation or bylaws, or other organizational documents, or is in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of facts which constitutes an event of default on the part of the Company or any such subsidiary as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, which event of default would result in a Material Adverse Effect.

                    (k) There are no contracts or other documents required to be described in the Offering Memorandum which have not been described or filed. The contracts so described in Offering Memorandum are in full force and effect on the date hereof, except as would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries, nor to the best of the Company's knowledge, any other party is in breach of or default under any of such contracts, except as would not have a Material Adverse Effect.

                    (l) Except as disclosed in the Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened to which the Company or any of its subsidiaries is or may be a party or of which property owned or leased by the Company or any of its subsidiaries is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings might, individually or in the aggregate, prevent or adversely affect the Company's ability to consummate the transactions contemplated by this Agreement or result in a Material Adverse Effect; and no labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the Company's knowledge, is imminent which might be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

                    (m) The Company or the applicable subsidiary has good and marketable title to all the properties and assets reflected as owned in the financial statements described herein (or elsewhere in the Offering Memorandum), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except
(i) those, if any, reflected in such financial statements (or elsewhere in the Offering Memorandum), or (ii) those which are not material in amount and do not materially adversely affect the use made and proposed to be made of such property by the Company and its subsidiaries. The Company or the applicable subsidiary holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company. Except as disclosed in the Offering Memorandum, the Company owns or leases all such properties as are necessary to its operations as now conducted.

                    (n) Since the respective dates as of which information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement): (i) the Company and its subsidiaries have not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company and its subsidiaries; (ii) the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company and its subsidiaries are not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock or indebtedness material to the Company and its subsidiaries (other than in the ordinary course of business and as otherwise contemplated by this Agreement); and (v) there has not been any material adverse change in the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and its subsidiaries taken as a whole.

                    (o) Except as disclosed in or specifically contemplated by the Offering Memorandum, the Company and its subsidiaries have sufficient trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals and governmental authorizations to conduct their businesses as now conducted; except for "Fine Host" and the Company's pear symbol, the expiration of any trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals or governmental authorizations would not have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company and its subsidiaries taken as a whole; and the Company has no knowledge of any material infringement by it or its subsidiaries of trademark, trade name rights, patent rights, mask works, copyrights, licenses, trade secret or other similar rights of others, and the Company has no knowledge of any claim being made against the Company or its subsidiaries regarding trademark, trade name, patent, mask work, copyright, license, trade secret or other infringement which could have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company and its subsidiaries taken as a whole.

                    (p) The Company has not been advised, and has no reason to believe, that either it or any of its subsidiaries is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not result in a Material Adverse Effect.

                    (q) The Company and its subsidiaries have filed all federal, state and foreign income and franchise tax returns required to be filed and have paid all taxes shown as due thereon other than those being contested in good faith and as to which adequate reserves have been established; and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company or its subsidiaries which could result in a Material Adverse Effect.

                    (r) The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Notes other than the Preliminary Offering Memorandum dated October 10, 1997, and the Offering Memorandum.

                    (s) Each of the Company and its subsidiaries maintains insurance of the types and in amounts which the Company believes to be adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect except where the failure to maintain such insurance would not have a Material Adverse Effect.

                    (t) Neither the Company nor any of its subsidiaries has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof.

                    (u) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Notes or the Common Stock underlying the Notes to facilitate the sale or resale of the Notes.

                    (v) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") or any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

                    (w) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

                    (x) Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance in all material respects with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are unduly burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

                    (y) The accountants, Deloitte & Touche LLP, that have certified the financial statements and supporting schedules included in the Preliminary Offering Memorandum and the Offering Memorandum are independent public accountants with respect to the Company, as required by the Act and the Exchange Act. The historical financial statements, together with related schedules and notes, set forth in the Preliminary Offering Memorandum and the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-3 under the Act.

                    (z) The historical financial statements, together with related schedules and notes forming part of the Offering Memorandum (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Offering Memorandum (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

                    (aa) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the net proceeds thereof as described in the Offering Memorandum, will not be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

                    (bb) Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part
220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

                    (cc) no "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company's retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company or any securities of the Company.

                    (dd) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

                    (ee) When the Notes are issued and delivered pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A under the Act) as any security of the Company that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

                    (ff) No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by the Company or any of its representatives (other than the Initial Purchasers, as to whom the Company makes no representation) in connection with the offer and sale of the Notes contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

                    (gg) None of the Company nor any of its affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act ("Regulation S") with respect to the Notes.

                    (hh) The Notes offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

                    (ii) The sale of the Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

                    (jj) The Company and its affiliates and all persons acting on its behalf (other than the Initial Purchasers, as to whom the Company makes no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Notes outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(h).

                    (kk) The Company is a "reporting issuer", as defined in Rule 902 under the Act.

                    (ll) No registration under the Act of the Notes is required for the sale of the Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming the accuracy of (i) the Initial Purchasers' representations and warranties and agreements set forth in Section 7 hereof and
(ii) as to any Accredited Institution, the representations and warranties and agreements set forth in the Accredited Investor Letter attached as Annex A to the Offering Memorandum.

                    (mm) Each certificate signed by any officer of the Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

                    The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 9 hereof, counsel to the Company and counsel to the Initial
Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

                    7. Initial Purchasers' Representations and Warranties. Each of the Initial Purchasers, severally and not jointly, represents and warrants to the Company, and agrees that:

                    (a) Such Initial Purchaser is either a QIB or an Accredited Institution, in either case, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Notes.

                    (b) Such Initial Purchaser (A) is not acquiring the Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Notes in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Notes only to (x) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A, (y) not more than ten Accredited Institutions that execute and deliver a letter containing certain representations and agreements in the form attached as Annex A to the Offering Memorandum and (z) in offshore transactions in reliance upon Regulation S under the Act.

                    (c) Such Initial Purchaser agrees that no form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Notes pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                    (d) Such Initial Purchaser agrees that, in connection with Exempt Resales, such Initial Purchaser will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, Eligible Purchasers. Each Initial Purchaser further agrees that it will offer to sell the Notes only to, and will solicit offers to buy the Notes only from (A) Eligible Purchasers that the Initial Purchasers reasonably believe are QIBs, (B) Accredited Institutions who make the representations contained in, and execute and return to the Initial Purchasers, a certificate in the form of Annex A attached to the Offering Memorandum and (C) Regulation S Purchasers, in each case, that agree that (x) the Notes purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Notes, only (I) to the Company or any of its subsidiaries, (II) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act, (III) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 of the Act, (IV) in a transaction meeting the requirements of Rule 144 under the Act, (V) to an Accredited Institution that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the registration of transfer of such Note (the form of which is substantially the same as Annex A to the Offering Memorandum) and, if such transfer is in respect of an aggregate principal amount of Notes less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Act, (VI) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel acceptable to the Company) or (VII) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (y) they will deliver to each person to whom such Notes or an interest therein is transferred a notice substantially to the effect of the foregoing.

                    (e) None of such Initial Purchaser nor any of its affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Notes.

                    (f) The Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

                    (g) The sale of the Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

                    (h) Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Notes in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Notes pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Act or another exemption from the registration requirements of the Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Notes (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Notes, except such advertisements as are permitted by and include the statements required by Regulation S.

                    (i) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(c)(2) under the Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

         "The Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Accredited Institutions in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

                    (j) Such Initial Purchaser further represents and agrees that (1) it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Notes, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

                    (k) Such Initial Purchaser agrees that it will not offer, sell or deliver any of the Notes in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Notes in such jurisdictions. Such Initial Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.

                  The Initial Purchasers acknowledge that the Company and, for purposes of the opinions to be delivered to each Initial Purchaser pursuant to
Section 9 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and the Initial Purchasers hereby consent to such reliance.

                  8.       Indemnification.

                    (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, its directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), the Preliminary Offering Memorandum or any Rule 144A Information provided by the Company to any holder or prospective purchaser of Notes pursuant to Section 5(h) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchaser furnished in writing to the Company by such Initial Purchaser. The Company acknowledges that the statements set forth in (i) the last paragraph of the cover page, (ii) the first paragraph on page ii, (iii) the fourth and fifth sentences of the first paragraph under the caption "Risk
Factors--Absence of Existing Market for Notes" and (iv) the entire fourth paragraph, the second sentence of the fifth paragraph and the entire eleventh paragraph under the caption "Plan of Distribution" in each case in the Preliminary Offering Memorandum and the Offering Memorandum constitute the only such information. The foregoing indemnity shall not inure to the benefit of any Initial Purchaser on account of any losses, claims, damages, liabilities or judgments arising from the sale of the Notes by such Initial Purchaser to any person if a copy of the Offering Memorandum (as supplemented or amended) shall not have been delivered or sent to such person at or prior to the written confirmation of the initial resale of such Notes to such person and the untrue statement or omission contained in such Preliminary Offering Memorandum was corrected in the Offering Memorandum (as supplemented or amended), provided that the Company has delivered the Offering Memorandum (as supplemented or amended) to the Initial Purchasers in requisite quantity on a timely basis to permit such delivery or sending.

                    (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, and its directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, to the same extent as the foregoing indemnity from the Company to the Initial Purchasers but only with reference to information relating to such Initial Purchaser furnished in writing to the Company by such Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

                    (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Initial Purchasers shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Initial Purchasers). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by DLJ on behalf of the Initial Purchasers, in the case of the parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with the written consent of the indemnifying party or (ii) effected without the written consent of the indemnifying party if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                    (d) To the extent the  indemnification  provided for in this
Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers on the other hand from the offering of the Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company, and the total discounts and commissions received by the Initial Purchasers bear to the total price to investors of the Notes, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                    The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this
Section 8, the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchasers exceeds the amount of any damages which the Initial Purchasers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Notes purchased by each of the Initial Purchasers hereunder and not joint.

                    (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                    9.  Conditions  of  Initial  Purchasers'  Obligations.   The
obligations of the Initial Purchasers to purchase the Notes under this Agreement are subject to the satisfaction of each of the following conditions:

                    (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date, in the case of Initial Notes, or on the Option Closing Date, in the case of Additional Notes, in each case with the same force and effect as if made on and as of such date.

                    (b) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any securities of the Company by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

                    (c) Since the respective dates as of which information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(c)(i), 9(c)(ii) or 9(c)(iii), in your reasonable judgment, is material and adverse and, in your reasonable judgment, makes it impracticable to market the Notes on the terms and in the manner contemplated in the Offering Memorandum.

                    (d) You shall have received on the Closing Date, in the case of Initial Notes, or on the Option Closing Date, in the case of Additional Notes, a certificate dated as of such date, signed by the President and the Chief Financial Officer of the Company, confirming the matters set forth in Sections 9(a) and 9(b) and stating that the Company has complied in all material respects with all the agreements and satisfied in all material respects all of the conditions herein contained and required to be complied with or satisfied on or prior to the Closing Date or the Option Closing Date, as the case may be.

                    (e) You shall have received on the Closing Date, in the case of Initial Notes, and on the Option Closing Date, in the case of Additional Notes, an opinion (satisfactory to you and counsel for the Initial Purchasers), dated as of such date, of Willkie Farr & Gallagher, counsel for the Company, to the effect that:

                                    (i) the Company has been duly  incorporated,
                  is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Offering Memorandum and to own, lease and operate its properties;

                                    (ii) each of the Company and its Significant
                  Subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

                                    (iii) all the outstanding  shares of capital
                  stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

                                    (iv)  all  of  the  outstanding   shares  of
                  capital stock of each of the Company's Significant Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any Lien;

                                    (v) this Agreement has been duly authorized,
                  executed and delivered by the Company;

                                    (vi) the Indenture has been duly authorized,
                  executed and delivered by the Company and, assuming the due authorization, valid execution and delivery by the Trustee, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (z) to provisions relating to indemnities or contribution, as to each of which such counsel need express no opinion;

                                    (vii)  the Notes  have been duly  authorized
                  and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, as to each of which such counsel need express no opinion;

                                    (viii) the Registration Rights Agreement has
                  been duly authorized, executed and delivered by the Company and, assuming the due authorization, valid execution and delivery by each of the Initial Purchasers, is a valid and binding agreement of the Company, enforceable against the
                  Company  in  accordance  with  its  terms  except  as (x)  the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (z) to provisions relating to indemnities or contribution, as to each of which such counsel need express no opinion;

                                    (ix) the  shares of Common  Stock  initially
                  issuable upon conversion of the Notes in accordance with the Indenture have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued by the Company, fully paid and nonassessable; and the stockholders of the Company have no preemptive rights under the Company's certificate of incorporation with respect to the Notes or the shares of Common Stock issuable upon conversion of the Notes;

                                    (x)  the   statements   under  the  captions
                  "Description of Credit Facility" and "Description of Notes" in the Offering Memorandum, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings;

                                    (xi) the execution, delivery and performance
                  of this Agreement and the other Operative Documents by the Company, the compliance by the Company with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states and, with respect to the
                  Registration Statement, as required under the Act, the Exchange Act and the TIA), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, (a) the charter or by-laws of the Company or any of its Significant Subsidiaries or (b) any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its Significant Subsidiaries or their respective property, or (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries or their respective property is bound, except, with respect to clauses (i), (ii) (b), (iii) and (iv), as would not result in a Material Adverse Effect;

                                    (xii)   to  the   best  of  such   counsel's
                  knowledge, neither the Company nor any of its Significant Subsidiaries is in violation of its respective charter or by-laws;

                                    (xiii)  such  counsel  does  not know of any
                  legal or governmental proceedings pending or threatened to which the Company or any of its Significant Subsidiaries is or could be a party or to which any of their respective property is or could be subject, which is reasonably likely to result, singly or in the aggregate, in a Material Adverse Effect;

                                    (xiv) the Company is not and,  after  giving
                  effect to the offering and sale of the Notes and the application of the net proceeds thereof as described in the Offering Memorandum, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                                    (xv) to the best of such counsel's knowledge
                  except as disclosed in the Offering Memorandum, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Notes registered pursuant to any Registration Statement;

                                    (xvi) the  Indenture  complies as to form in
                  all material respects with the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder except that the Indenture will not be so qualified. It is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement or in connection with the Exempt Resales to qualify the Indenture under the TIA;

                                    (xvii) no registration  under the Act of the
                  Notes is required for the sale of the Notes to the Initial Purchasers as contemplated by this Agreement or for the Exempt Resales assuming that (i) each Initial Purchaser is a QIB, an Accredited Institution or a Regulation S Purchaser, (ii) the accuracy of, and compliance with, the Initial Purchasers' representations and agreements contained in Section 7 of this Agreement, (iii) the compliance with, and accuracy of, the agreements and representations of the Company set forth in Sections 5(h) and (m) and 6(ee), (ff), (gg), (hh), (ii), (jj) and (kk) of this Agreement and (iv) with respect to Accredited Institutions, the accuracy of the representations made by each such Accredited Institution as set forth in the letter of representation executed by such Accredited Institution in the form of Annex A to the Offering Memorandum.

                    In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants of the Company and the Initial Purchasers at which the contents of the Preliminary Offering Memorandum and the Offering Memorandum and any amendment thereof or supplement thereto and related matters were discussed and, although such counsel has not undertaken to investigate or verify independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Preliminary Offering Memorandum and the Offering Memorandum or any amendment thereof or supplement thereto, on the basis of the foregoing (relying as to materiality to the extent such counsel has deemed appropriate upon the opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel that would lead them to believe that the Offering Memorandum as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that in each such case such counsel expresses no belief or opinion with respect to the financial statements and schedules and other financial or statistical data included therein).

                    The opinion of Willkie Farr & Gallagher described in Section 9(e) above shall be rendered to you at the request of the Company and shall so state therein.

                    (f) The Initial Purchasers shall have received on the Closing Date, in the case of Initial Notes, or on the Option Closing Date, in the case of Additional Notes, an opinion, dated as of such date, of Latham & Watkins, counsel for the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

                    (g) The Initial Purchasers shall have received, at the time this Agreement is executed and at the Closing Date and Option Closing Date, letters dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers from Deloitte & Touche LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

                    (h) The Notes shall have been approved by the NASD for trading and duly listed in PORTAL.

                    (i)  The   Initial   Purchasers   shall   have   received  a
counterpart, conformed as executed, of the Indenture which shall have been entered into by the Company and the Trustee.

                    (j) The Company shall have executed the Registration Rights Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company.

                    (k) The Company shall have received from BankBoston, N.A., and from each lender under the Company's Fourth Amended and Restated Loan Agreement dated as of June 30, 1997, an irrevocable consent to the offering of the Notes and shall deliver a copy of such consent to the Initial Purchasers.

                    (l) The Company shall not have failed at or prior to the Closing Date, in the case of Initial Notes, or at or prior to the Option Closing Date, in the case of Additional Notes, to perform or comply in any material respect with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date or the Option Closing Date, as the case may be.

                    10.   Effectiveness  of  Agreement  and  Termination.   This
Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

                  This Agreement may be terminated at any time on or prior to the Closing Date by the Initial Purchasers by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchasers' judgment, is material and adverse and, in the Initial Purchasers' judgment, makes it impracticable to market the Notes on the terms and in the manner contemplated in the Offering Memorandum, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

                  If on the Closing Date any one or more of the Initial Purchasers shall fail or refuse to purchase the Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the principal amount of the Notes set forth opposite its name in Schedule B bears to the aggregate principal amount of the Notes which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of the Notes which any Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of the Notes without the written consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Notes and the aggregate principal amount of the Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Company for purchase of such the Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

                    11. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to Fine Host Corporation, 3 Greenwich Office Park, Greenwich, Connecticut 06831,
Attention: General Counsel and (ii) if to the Initial Purchasers, Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

                  The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, the officers or directors of the Initial Purchasers, any person controlling the Initial Purchasers, the Company, the officers or directors of the Company, or any person controlling the Company, (ii) acceptance of the Notes and payment for them hereunder and (iii) termination of this Agreement.

                  If for any reason the Notes are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10 or any material breach by an Initial Purchaser not otherwise cured pursuant to Section 10), the Company agrees to reimburse the Initial Purchasers for all out-of-pocket expenses incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Company also agrees to reimburse the Initial Purchasers and its officers, directors and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation its rights under this Section
11).

                  Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the
Initial Purchasers, the Initial Purchasers' directors and officers, any controlling persons referred to herein, the directors of the Company and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Notes from the Initial Purchasers merely because of such purchase.

                  This Agreement shall be governed and construed in accordance with the laws of the State of New York.

                  This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                    Please confirm that the foregoing correctly sets forth the agreement among the Company and the Initial Purchasers.


                                                          Very truly yours,

                                                          Fine Host Corporation



                                       By:__________________________
                                      Name:
                                     Title:

Donaldson, Lufkin & Jenrette
     Securities Corporation


By:__________________________
     Name:
     Title:


NationsBanc Montgomery
     Securities, Inc.


By:__________________________
     Name:
     Title:


Smith Barney Inc.


By:__________________________
     Name:
     Title:


Piper Jaffray Inc.


By:__________________________
     Name:
     Title:

                                       S-2
                                   SCHEDULE A


                                         Principal Amount
Initial Purchaser .....................      of Notes

Donaldson, Lufkin & Jenrette
    Securities Corporation ............   $ 43,750,000
NationsBanc Montgomery Securities, Inc.   $ 43,750,000
Smith Barney Inc. .....................   $ 43,750,000
Piper Jaffray Inc. ....................   $ 43,750,000
                                           -----------
         Total ........................   $175,000,000
                                           ===========

                                   SCHEDULE B

                            Significant Subsidiaries



1.       Best, Inc.

                                    EXHIBIT A

                      Form of Registration Rights Agreement